                                                                     EXHIBIT 4.1


                                     FIFTH
                             AMENDED AND RESTATED
                               RIGHTS AGREEMENT
                               ----------------


     THIS FIFTH AMENDED AND RESTATED RIGHTS AGREEMENT is entered into as of the 27th day of April 1995, by and among Power Integrations, Inc., a California corporation (the "Company"), the undersigned holders of common stock of the Company (the "Common Shareholders"), the undersigned holders of Preferred Stock of the Company (the "Preferred Shareholders") and the undersigned purchasers of Series F Preferred Stock (the "Purchasers").

                                   RECITALS:
                                   --------

     A. The Company, the Common Shareholders and the Preferred Shareholders are parties to that certain Fourth Amended and Restated Rights Agreement dated as of March 11, 1994, as amended (the "Prior Rights Agreement"), pursuant to which the Common Shareholders, the holders of outstanding shares of Series A Preferred Stock of the Company, the holders of outstanding shares of Series B Preferred Stock of the Company, the holders of outstanding shares of or warrants to purchase Series C Preferred Stock of the Company, the holders of outstanding shares of Series D Preferred Stock of the Company, and the holders of outstanding shares of Series E Preferred Stock of the Company (the "Prior Holders") have been granted by the Company certain registration rights (the "Prior Registration Rights") and a right of first refusal (the "Right of First Refusal") and pursuant to which certain of the Prior Holders have agreed as to the voting of their shares of the Company with respect to the number of authorized directors of the Company and the election of certain designees to the Company's Board of Directors.

     B. The Company and the Purchasers are entering into a Series F Preferred Stock Purchase Agreement (the "Series F Agreement") of even date herewith pursuant to which the Company is selling and issuing up to 9,091,000 shares of Series F Preferred Stock and, in connection therewith, the parties hereto desire that (i) the Prior Rights Agreement be forever waived and terminated and be superseded and replaced in its entirety by this Agreement; (ii) the Company grant the parties certain registration rights and rights of first refusal as set forth herein; (iii) the Common Shareholders, the Preferred Shareholders and the Purchasers enter into the voting agreements set forth herein; and (iv) all such rights be conformed and coordinated upon the terms hereinafter set forth. The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, all shares of Series C Preferred Stock issuable upon exercise of any outstanding warrant to purchase Series C Preferred Stock, and the shares of Series F Preferred Stock to be issued pursuant to the Series F Agreement are hereinafter collectively referred to as the "Preferred Shares".

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

     C. The Company has agreed to grant to two equipment lessors, the placement agent for its March 1994 Series E Preferred Stock financing, and a bank certain registration rights, in the case of one lessor, with respect to shares of Common Stock issuable upon exercise of warrants held by such lessor, and in the case of the other lessor, the placement agent and the bank, with respect to shares of Common Stock issuable upon conversion of shares of Preferred Stock issuable upon exercise of warrants held by them.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the parties hereby agree as follows:

     1.   Waiver and Termination of Prior Rights and Prior Voting Agreement.
          -----------------------------------------------------------------

          (a) Upon the execution and delivery of this Agreement by the Company and the holders of more than 50% of the Registrable Securities (as that term is defined in the Prior Rights Agreement and not as defined in Section 2 below),
Section 2 of the Prior Rights Agreement shall be terminated and shall be of no further force and effect. Each holder of Registrable Securities (as that term is defined in the Prior Rights Agreement) who has not executed and delivered this Agreement (including without limitation Comdisco, Inc. and MMC/GATX Partnership No. 1) shall be entitled to all rights of a Holder hereunder as if such holder of Registrable Securities had executed and delivered this Agreement, and the only registration rights of the Prior Holders (and any other holders of such Registrable Securities) shall be as set forth in this Agreement.

          (b) Upon the execution and delivery of this Agreement by the Company and holders of more than 50% of the outstanding Preferred Shares held by the Prior Holders having rights under Section 3 of the Prior Rights Agreement and more than 50% of the Company's stock held by the Common Shareholders, all rights under Section 3 of the Prior Rights Agreement of all of the Common Shareholders and all of the Prior Holders (and all other persons, if any, having rights under Section 3 of the Prior Rights Agreement), including (i) the right to buy shares of Series F Preferred Stock issuable under the Series F Agreement (or the securities issuable upon conversion thereof), and (ii) any right to acquire a warrant issued to Imperial Bank in connection with its establishment of a secured line of credit for the Company (or the Imperial Warrant Shares or the securities issuable upon conversion thereof), shall be waived and terminated and shall be of no further force and effect. Each Prior Holder who has not executed and delivered this Agreement shall be entitled to all rights of a Prior Holder hereunder as if such person had executed this Agreement and the only right of first refusal of the Prior Holders and the Common Shareholders shall be as set forth in this Agreement.

          (c) Upon the execution and delivery of this Agreement by the Company and holders of more than 50% of the outstanding Series A Preferred Stock,

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Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and
Series E Preferred Stock of the Company and the holders of more than 50% of the Company's stock held by the Common Shareholders, the terms of Section 4 of the Prior Rights Agreement shall be terminated and superseded in their entirety by
Section 4 of this Agreement.

     2.   Registration Rights.
          -------------------

          2.1  Certain Definitions. As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

               (a)  "Commission" shall mean the Securities and Exchange
                     ----------
Commission or any other federal agency at the time administering the Securities Act.

               (b)  "Exchange Act" shall mean the Securities Exchange Act of
                     ------------
1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               (c)  "Holder" shall mean any holder of Registrable Securities
                     ------
which have not been sold to the public.

               (d)  "Initiating Holders" shall mean any Holder or Holders who in
                     ------------------
the aggregate are Holders of not less than 35% of the aggregate of the Registrable Securities.

               (e)  "Securities Act" shall mean the Securities Act of 1933, as
                     --------------
amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               (f)  "Registrable Securities" means (i) any shares of common
                     ----------------------
stock of the Company issued or issuable upon conversion of the Preferred Shares,
(ii) shares of common stock of the Company issuable upon exercise of warrants dated July 31, 1989 and June 8, 1988 issued to Comdisco, Inc. (the "Comdisco Warrant Shares"), (iii) shares of common stock of the Company issuable upon conversion of the shares of Series D Preferred Stock and Series E Preferred Stock issuable upon exercise of warrants dated December 29, 1993 and December 27, 1994 issued to MMC/GATX Partnership No. 1 (the "MMC/GATX Warrant Shares"),
(iv) for purposes of all of Section 2 of this Agreement other than subsection
2.3 ("The Company Registration"), shares of common stock of the Company issuable upon conversion of a total of 132,120 shares of Series E Preferred Stock issuable upon exercise of warrants dated March 11, 1994 issued to Brean Murray, Foster Securities, Inc. and related persons (the "BMFSI Warrant Shares"), (v) for purposes of all of Section 2 of this Agreement other than subsection 2.2 ("Requested Registrations") and subsection 2.4 ("Form S-3"), shares of common stock of the Company issuable upon

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

conversion of the shares of Series E Preferred Stock or Series F Preferred Stock issuable upon exercise of a warrant dated February 27, 1995 issued to Imperial Bank (the "Imperial Warrant Shares"), and (vi) any shares of common stock of the Company issued as (or issuable upon the exercise or conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Preferred Shares, the Comdisco Warrant Shares, the MMC/GATX Warrant Shares, the BMFSI Warrant Shares (subject to the limitations set forth above), the Imperial Warrant Shares (subject to the limitations set forth above), or common stock issued upon conversion of the Preferred Shares.

               (g)  The terms "register", "registered" and "registration" refer
                               --------    ----------       ------------
to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               (h)  "Registration Expenses" shall mean all expenses incurred or
                     ---------------------
assumed by the Company in complying with Section 2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one special counsel for the Holders for each such registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding the fees of counsel other than one special counsel for the Holders).

               (i)  "Selling Expenses" shall mean all underwriting discounts and
                     ----------------
selling commissions applicable to the sale of the Registrable Securities and all fees and expenses of legal counsel for a Holder, other than the special counsel referred to in section 2.1(h) above.

          2.2  Requested Registration.
               ----------------------

               (a) Request for Registration. In case the Company shall receive
                   ------------------------
from the Initiating Holders a written request that the Company effect any registration with respect to at least 25% of the Registrable Securities (provided that all securities to be included in the offering, including all shares included by the Company, shall have an aggregate proposed offering price to the public of at least $5,000,000) the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its diligent best efforts to effect all such registrations, qualifications, or compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) business days after such written notice from the Company is given; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this subsection 2.2:

                    (A) Prior to six (6) months after the effective date of the Company's first registered offering to the general public of its securities for its own account;

                    (B) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (C) After the Company has effected two (2) such registrations pursuant to this subsection 2.2, which have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                    (D) Within one (1) year of the effective date of a prior registration effected pursuant to this subsection 2.2 or within six (6) months of the effective date of a prior registration effected pursuant to subsection
2.3 or 2.4.

     Subject to the foregoing clauses the Company shall file a registration statement as soon as practicable after receipt of the request or requests of the Initiating Holders but in any event within ninety (90) days of receipt of such request; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a single additional period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders.

          (b) Underwriting.  If the Initiating Holders intend to distribute the
              ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this subsection 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a)(i). In such event, the Company shall select a nationally-recognized underwriter or underwriters (the "Underwriter"), reasonably acceptable to a majority in interest of the Initiating Holders, with regard to the underwriting of such requested registration. The right of any Holder to registration pursuant to subsection 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter. Notwithstanding any other provision of this subsection 2.2, if the Underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, as the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the Underwriter's marketing limitation shall be included in such registration.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the Underwriter), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this subsection 2.2.

     If the Underwriter has not limited the number of Registrable Securities to be underwritten, the Company may, and employees and other holders of the Company's Common Stock may, include securities for their own accounts (with such shareholders who have rights to "piggyback" on the registration being given first priority to include their shares) in such registration if the Underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited. However, nothing herein shall be interpreted as granting any registration rights to any person who is not a party to this Agreement or expressly granted such rights, even though not a party to this Agreement in Section 2.

          2.3  The Company Registration.
               ------------------------

               (a) If at any time or from time to time, the Company shall determine to register any of its securities, other than (i) a registration relating solely to employee benefit plans on Form S-1, S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 transaction, the Company will:

                    (i)  promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 2.3(b).

               (b)  Underwriting. If the registration of which the Company gives
                    ------------
notice is for a registered public offering involving an the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 2.3(a)(i). In such event the right of any Holder to registration pursuant to this subsection 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 2.3, after the first sale by the Company of its securities to the public in a firmly underwritten public offering (from which offering any or all shares of Registrable Securities and other shareholders' securities may be excluded by the Underwriter if the Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten), if the Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's shareholders; provided, however, the number of shares to be included in such registration and underwriting by the Holders and other shareholders possessing registration rights shall not be reduced to less than 20% of the aggregate securities included therein without the prior written consent of all of such shareholders requesting inclusion of their shares therein. The number of shares that may be included in the registration and underwriting shall be allocated first among the Holders in proportion to the number of Registrable Securities then held by each, and thereafter among all other shareholders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by such shareholders at the time of filing of the registration statement. If any such shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded from such registration.

          2.4  Form S-3. After the Company has qualified for the use of Form S-3
               --------
or a successor form, Holders of Registrable Securities shall have, in addition to the rights set forth in subsection 2.2 above, the right to request an unlimited number of registrations on Form S-3 (such requests shall be made by the Initiating Holders, shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:

               (1) The Company shall not be required to effect a registration pursuant to this subsection 2.4 within one (1) year of the effective date of a prior registration effected pursuant to subsections 2.2, 2.3 or 2.4.

               (2) The Company shall not be required to effect a registration pursuant to this subsection 2.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000.

     The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this subsection 2.4 and shall provide a reasonable opportunity for other Holders to participate in the registration and in any event at least fifteen (15) days after receipt of such notice by such Holders, provided that if the registration is for an underwritten offering, the terms of subsection 2.2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

          2.5  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to subsections 2.2 or 2.3 or with respect to the first two registrations under subsection 2.4 shall be borne by the Company; provided, however, that the Registration Expenses for any registration proceeding begun pursuant to subsection 2.2 or 2.4 and subsequently withdrawn by the Holders registering shares therein, unless such withdrawal results from a material adverse change in the Company which is not within the control of such Holders, shall be borne by such Holders, unless the Holders holding a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to subsection 2.2 or 2.4, respectively. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to subsection 2.4 after two registrations have been effected pursuant to subsection 2.4 shall be borne by the Holders pro rata on the basis of the number of Registrable Securities included by each in the registration. Unless otherwise stated, all other Registration Expenses and all Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of Registrable Securities so registered.

          2.6  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon request, inform each Holder as to the status of each such registration, qualification and compliance. At its expense the Company will:

               (a) Keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

               (c) Supply to each Holder who is named in the prospectus and who is or will be the beneficial owner of five percent (5%) or more of any class of the Company's voting securities as of the effective date of the registration statement, drafts of the registration statement for its review and each such Holder shall have the right to approve the portions of the registration statement which relate, either directly or indirectly, to such Holder, prior to filing, provided that such approval is not to be unreasonably withheld;

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

               (e) Notify each Holder of Registrable Securities covered by such registration statement, when a prospectus relating thereto is required to be delivered under the Securities Act, at any time that the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          2.7  Delay of Registration. No Holder shall have any right to take any
               ---------------------
action to restrain, enjoin or otherwise delay any registration pursuant to subsection 2.3 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

          2.8  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, partners, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, employees, partners, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages, or liabilities in excess of the proceeds, net of underwriting discounts and commissions, received by such Holder in the offering, except in the event of intentional fraud by such Holder.

               (c)  Each party entitled to indemnification under this subsection
2.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. The Indemnified party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense provided that if the named parties to a proceeding include both the Indemnified Party and the Indemnifying Party and representation of both parties would be inappropriate due to actual different interests between them, then the Indemnified Party may retain its own counsel (who is reasonably satisfactory to the Indemnifying Party) at the Indemnifying Party's expense, but, despite the foregoing, an Indemnifying Party will have no obligation in any proceeding or related proceedings to pay for more than one additional counsel for all Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified

Party of a release from all liability in respect to such claim or litigation. Subject to the foregoing, the Indemnifying Party shall promptly advance all expenses incurred by the Indemnified party in connection with the investigation and defense of any claim as to which indemnity may be sought pursuant to this Agreement after written request therefor (but no earlier than incurred) by the Indemnified Party to the Indemnifying Party. The Indemnified Party shall repay such amounts advanced if and to the extent that it is ultimately determined that the Indemnified Party is not entitled to indemnification or contribution under this Agreement.

               (d) If the indemnification provided for in this subsection 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

          2.9  Lockup Agreement. In consideration for the Company agreeing to
               ----------------
its obligations under this Section 2, each Holder of one percent (1%) or more of the Company's voting securities agrees in connection with the initial registration of the Company's securities, upon the request of the Company or the Underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or Underwriter, as the case may be, for a period of 120 days after the effective date of such registration; provided, however, that such Holder shall have no obligation to enter into the agreement described herein unless all executive officers, directors and other 1% shareholders of the Company enter into similar agreements.

          2.10  Information by Holder.  As a condition to the inclusion of their
                ---------------------
Registrable Securities, the Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in subsections 2.2, 2.3 or 2.4 of this Agreement.

          2.11  Rule 144 Reporting. With a view to making available to the
                ------------------
Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                (c) So long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

          2.12  Transfer of Registration Rights.  Subject to any limitations on
                -------------------------------
transfer of stock set forth in any written agreement between any of the Holders and the Company, the rights to cause the Company to register their Registrable Securities granted to the Holders by the Company under subsections 2.2, 2.3 and
2.4 may be assigned by a Holder (i) to an affiliate of the Holder (including any Partner of a Holder) or (ii) to a transferee or assignee of at least 50,000 shares, as adjusted for any stock split, stock dividend or other recapitalization, of the Holder's Registrable Securities; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          2.13  Termination of Registration Rights. The obligations of the
                ----------------------------------
Company pursuant to this Section 2 shall terminate ten years after the effective date of the Company's first registered offering to the general public of its securities.

          2.14  Limitations on Subsequent Registration Rights.  The Company may
                ---------------------------------------------
extend registration rights under this Agreement to future issuees of Equity Securities (as hereinafter defined) which are exempt from the right of first refusal set forth in Section 3 below by virtue of subsections 3.5(b) or (c) below. The issuees of such Equity Securities may become parties to this Agreement by execution of this Agreement or an addendum to this Agreement, as required by the Company, without the consent of the Holders. Other than such grants of registration rights, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2 or 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the date set forth in subsection 2.2(a)(ii)(A). The Holders understand that the Company may grant "piggyback" registration rights to officers, directors, employees and consultants who purchase at least 100,000 shares of the Company's stock. Such rights shall be subordinate to the rights granted herein and shall not result in a reduction of the amount of Registrable Securities of the Holders that may be included in a registration under this Agreement.

          2.15  Amendment. Any modification, amendment, or waiver of this
                ---------
Section 2 or any provision hereof shall be in writing and executed by Holders (as defined in subsection 2.1 hereof) of not less than a majority of the Registrable Securities; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities.

     3.   Right of First Refusal.
          ----------------------

          3.1  Subsequent Issuances, Right to Purchase. If, at any time prior to
               ---------------------------------------
the expiration of the period set forth in Section 3.7 below, the Company should desire to issue any Equity Securities (as hereinafter defined), it shall give each Purchaser, Prior Holder, Common Shareholder and Additional Shareholder (as defined below), who then owns at least 250,000 shares of the Company's common stock (including all securities issued or issuable upon conversion of the Preferred Shares or exchange of the Preferred Shares and as adjusted for stock dividends, stock splits, recapitalizations and the like), the first right to purchase the Purchaser's or such Prior Holder's, Common Shareholder's and Additional Shareholder's pro rata share (or any part thereof) of all of such Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Each of the Purchaser's or each Prior Holder's, Common Shareholder's and Additional Shareholder's pro rata share of the Equity Securities shall be equal to that percentage determined by dividing
(i) all shares of common stock of the Company owned by the Purchaser or such Prior Holder, Common Shareholder and Additional Shareholder on the date of the Company's written notification referred to in Section 3.2 below (including all securities issued or issuable upon conversion of any shares of preferred stock of the Company held by such person or issuable to such person upon exercise of warrants held by such person and as adjusted for stock splits, stock dividends, recapitalization and the like) by (ii) the "Fully Diluted" common stock of the Company. For purposes of the prior sentence, the Fully Diluted common stock of the Company shall include all outstanding common stock of the Company as adjusted for stock dividends, stock splits, recapitalizations and the like, and shall include all shares of common stock of the Company ultimately issuable upon exercise, exchange and conversion of all outstanding securities of the Company directly or indirectly exercisable or exchangeable or convertible into shares of the Company's common stock (including, without limitation, all outstanding options, warrants and shares of preferred stock). For purposes of this Section 3, the term "Additional Shareholder" shall mean any shareholder who then owns at least 250,000 shares of the Company's common stock (including all securities issuable upon conversion of the Company's preferred stock and as adjusted for stock dividends, stock splits, recapitalizations and the like) and to whom the Company has granted the right of first refusal set forth in this Section 3.

          3.2  Notice. Prior to any sale or issuance by the Company of any
               ------
Equity Securities, the Company shall notify each of the Purchaser and each Prior Holder, Common Shareholder and Additional Shareholder who qualifies under
Section 3.1 above in writing, of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale, including the number of shares and the price therefor. Within twenty (20) days after delivery of such notice, each of the Purchasers and each Prior Holder, Common Shareholder and Additional Shareholder shall notify the Company whether he or it will purchase his or its pro rata share (or any part thereof) of the Equity Securities so offered.

          3.3  Company's Right to Sell. If, within twenty (20) days after
               -----------------------
delivery of aforesaid notice, the Purchasers, Prior Holders, Common Shareholders and Additional Shareholders do not notify the Company that they desire, or notify the Company that they do not desire, to purchase all of their pro rata portion of the

Equity Securities described in such notice upon the terms and conditions set forth in such notice, the Company may, during a period of sixty (60) days following the end of such twenty (20) day period, sell and issue such securities as to which the Purchasers, Prior Holders, Common Shareholders and Additional Shareholders do not indicate a desire to purchase to another person upon the same terms and conditions as those set forth in the notice to the Purchasers, the Prior Holders, Common Shareholders and Additional Shareholders. In the event the Company has not sold the Equity Securities within said sixty (60) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Purchasers, Prior Holders, Common Shareholders and Additional Shareholders who qualify under Section 3.1 above in the manner provided above.

          3.4  Payment.  If a Purchaser, Prior Holder, Common Shareholder or
               -------
Additional Shareholder gives the Company notice that he or it desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check or wire transfer against delivery of the securities at the closing for the sale of such Equity Securities.

          3.5  Exceptions. The right of first refusal contained in this Section
               ----------
3 shall not apply to (a) the issuance by the Company of Equity Securities to directors, officers, employees or consultants of the Company pursuant to any employee stock option or stock purchase plan or agreement approved by the Company's Board of Directors or the Compensation Committee thereof, (b) the issuance by the Company of up to 500,000 shares of an existing or newly created series of Preferred Stock having a purchase price per share greater than or equal to $1.25 (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) (c) the issuance by the Company of Equity Securities in a transaction not covered under clause (a) or (b) above pursuant to equipment leasing arrangements or other arrangements to acquire equipment or other capital assets for use in the Company's operations approved by the Company's Board of Directors, (d) the issuance of Equity Securities or any Common shares upon conversion of any Preferred Shares, (e) the issuance by the Company of Equity Securities for any consideration other than cash, cancellation of indebtedness or services, (f) the issuance of Equity Securities in a public offering registered under the Securities Act or in connection with a merger or acquisition, (g) Equity Securities issued in connection with any stock split, stock dividend or recapitalization or (h) the issuance of any shares upon exercise of any outstanding warrants of the Company listed in Section 3.4 of the Series F Agreement.

          3.6  Termination Upon Decrease in Shares Held. The right of first
               ----------------------------------------
refusal contained in this Section 3 shall terminate as to a Purchaser or a Prior Holder, Common Shareholder or Additional Shareholder when he or it, together with his or its affiliates, ceases to own at least 250,000 shares of common stock (calculated as provided in the first sentence of Section 3.1).

          3.7  Termination Upon Public Offering.  The right of first refusal
               --------------------------------
contained in this Section 3 shall terminate upon the closing of the issuance of Equity Securities with an aggregate offering price of at least Five Million Dollars ($5,000,000) in an underwritten public offering registered under the Securities Act.

          3.8  Definition of Equity Securities. The term "Equity Securities"
               -------------------------------
mean (i) common stock, preferred stock, rights, options or warrants to purchase common stock or preferred stock; or (ii) any security convertible into or exchangeable for common stock or preferred stock.

          3.9  Waivers and Amendments. With the written consent of the Company,
               ----------------------
the record or beneficial holders of a majority of the outstanding Preferred Shares held by persons having rights under this Section 3 and the record or beneficial owners of at least a majority of the Company's stock then owned by the Common Shareholders and Additional Shareholders having rights under this
Section 3 (including in both cases any Common Stock or any and all securities obtained upon conversion of the Preferred Shares or exchange of the Preferred Shares or Common Stock and as adjusted for stock dividends, stock splits, recapitalizations and the like), any provision of this Section 3 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), or amended. Any waiver or amendment to which such consents are obtained will be binding upon all holders having rights under this Section 3. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the record holders of the Preferred Shares and the Common Shareholders and Additional Shareholders who have not previously received notice thereof or consented thereto in writing. In addition, each holder, as to such holder only, may consent in writing to any such waiver or amendment, which will be binding upon such holder. No amendment or waiver to this Section 3 will be effective unless agreed to in writing by the party against whom enforcement is sought or, in the case of any holder, by such holder or holders of more than the minimum amounts of shares described above in this Section 3.9.

          3.10 Aggregation of Stock. All Preferred Shares and Common shares
               --------------------
held or by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Section 3.

     4.   Voting Agreement.
          ----------------

          4.1  Agreement. The Common Shareholders, the Preferred Shareholders
               ---------
and the Purchasers will use their best efforts to cause the Company's Board of Directors to consist of seven directors. Each of the Common Shareholders, the Preferred Shareholders (other than MagneTek, Inc. ("MagneTek")) and the Purchasers agrees to vote his or its shares of the Company's stock to elect six persons to the Board of Directors, four of whom shall be nominated by the Preferred

Shareholders owning a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock taken together (including Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock), and two of whom shall be nominated by Common Shareholders owning a majority of the Company's stock held by the Common Shareholders. The seventh authorized director will be (i) elected by the holders of the Company's Series D Preferred Stock pursuant to the Company's Articles of Incorporation or (ii) nominated pursuant to Section 4.2 (a) below if the conditions to the effectiveness of Section 4.2
(a) pertain.

          4.2  Alternate Voting Agreements.
               ---------------------------

               (a) In the event of a conversion of all of the Preferred Shares to Common Stock of the Company other than in consequence of the closing of the issuance of equity securities with an aggregate offering price of at least Five Million Dollars ($5,000,000) in an underwritten public offering registered under the Securities Act, then for so long as MagneTek is a Qualified Purchaser within the meaning of Section 6.1 of the Series D Preferred Stock Purchase Agreement dated February 19, 1993 ("the Series D Agreement") the second sentence of
Section 4.1 above shall be deemed amended to read in full as follows:

          MagneTek and each of the other Preferred Shareholders, Common Shareholders, and Purchasers agree to vote his or its shares of the Company's stock to elect seven persons to the Board of Directors, five of whom shall be nominated by the Preferred Shareholders and Purchasers owning a majority of the outstanding Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock, and two of whom shall be nominated by Common Shareholders owning a majority of the Company's stock held by the Common Shareholders.

               (b)  In the event that neither the provisions of Section 4.1 nor
Section 4.2 (a) are in effect and the holders of the Series D Preferred Stock, voting separately a series, are not entitled to elect at least one director of the Company pursuant to the provisions of the Company's Articles of Incorporation, as amended, then, for so long as MagneTek is a Qualified Purchaser within the meaning of Section 6.1 of the Series D Agreement, neither the Company with any of the other Preferred Shareholders or the Purchasers nor any of the other Preferred Shareholders or Purchasers with any of the other Preferred Shareholders will enter into an agreement respecting the voting of the Preferred Shareholders' or Purchasers' shares of the Company's Stock with respect to the size of the Company's Board of Directors or the election or nomination of persons to serve on the Company's Board of Directors without the prior written consent of MagneTek. Despite the provisions of Section 4.4 below, the provisions of this Section 4.2 (b) cannot be waived, amended or terminated without the prior written consent of MagneTek.

          4.3  Termination of Agreement. The provisions of Sections 4.1 and 4.2
               ------------------------
(a) shall terminate upon termination of the right of first refusal pursuant to
Section 3.7.

          4.4  Waivers and Amendments. With the written consent of the Company
               ----------------------
and the record or beneficial holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and the record or beneficial owners of a majority of the Company's stock then owned by the Common Shareholders (including in each case any Common Stock or any and all securities obtained upon conversion of the Preferred Shares or exchange of the Preferred Shares or Common Stock and as adjusted for stock dividends, stock splits, recapitalization and the like), subject to the provisions of
Section 4.2 (b), any provision of this Section 4 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), or amended. Any waiver or amendment to which such consents are obtained will be binding upon all holders having rights under this Section 4. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the record holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and the Common Shareholders who have not previously received notice thereof or consented thereto in writing. In addition, each holder, as to such holder only, may consent in writing to any such waiver or amendment, which will be binding upon such holder. No amendment or waiver to this Section 4 will be effective unless agreed to in writing by the party against whom enforcement is sought or, in the case of any holder, by such holder or, subject, in the case of MagneTek, to Section 4.2(b) above, holders of more than the minimum amounts of shares described above in this Section 4.4.

     4.5  Common Shareholders.  Notwithstanding any other provision of this
          -------------------
Agreement, pursuant to Section 2.1.4 of an agreement dated as of April __, 1994 between Klas Eklund and the Company, Dr. Eklund will not be a "Common Shareholder" for any purpose of Section 4 of this Agreement.

     5.   Governing Law. This Agreement shall be governed in all respects by the
          -------------
laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

     6.   Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.   Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties with regard to the subject matter hereof and supersedes any and all prior agreements or understandings, including, without limitation, the Prior Rights Agreement and any term sheets or other summaries of proposed terms delivered to any party hereto.

     8.   Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be either mailed by air mail, certified mail or registered mail, postage prepaid, or personally delivered by courier, in each case addressed (a) if to a Purchaser, a Holder, Common Shareholder, or Prior Holder, as the case may be, at such person's address set forth in the records of the Company or at such other address as such person shall have furnished to the Company in writing, or (b) if to the Company: Power Integrations, Inc., 411 Clyde Avenue, Mountain View, California 94040,
Attention: President, or at such other address as the Company shall have furnished to the parties in writing. If a Purchaser, a Holder, Common Shareholder or Prior Holder has provided a facsimile transmission number to the Company, the Company will also deliver any notice given to such person by facsimile transmission to the facsimile transmission number provided by such person.

     9.   Severability.  If any provision of this Agreement, or the application
          ------------
thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

     10.  Titles and Subtitles.  The titles of the sections and subsections of
          --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     11.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument. If any signatory executes a signature page to this Agreement as a previous shareholder rather than as a new investor, or as a new investor rather than as a previous shareholder, or in only one such capacity when both are applicable, the signatory will be deemed for all purposes to have executed and delivered a signature page to this Agreement in all capacities applicable to such signatory.

     12.  Effectiveness of Agreement.  This Agreement, even if executed and
          --------------------------
delivered by all of the parties hereto, shall be of no force and effect unless the First Closing (as defined in the Series F Agreement) has occurred. No person executing and delivering this Agreement as a Purchaser in connection with any Closing (as defined in the Series F Agreement) shall have any rights hereunder unless such person has purchased shares of the Company's Series F Preferred Stock at such Closing.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the day and year first above written.

                             AMENDMENT NUMBER 1 TO
                  FIFTH AMENDED AND RESTATED RIGHTS AGREEMENT

     THIS AMENDMENT NUMBER 1 (the "Amendment") is dated as of August 22, 1995, to the Fifth Amended and Restated Rights Agreement dated as of April 27, 1995 (the "Rights Agreement") by and among Power Integrations, Inc., a California corporation (the "Company"), and the undersigned holders of Common Stock of the Company (the "Common Shareholders"), the undersigned holders of Preferred Stock of the Company (the "Preferred Shareholders") and the undersigned holders of Series F Preferred Stock of the Company (the "Series F Holders"). Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the Rights Agreement.

                                   RECITALS

     A. The Company, the Common Shareholders, the Preferred Shareholders and the Series F Holders are parties to the Rights Agreement pursuant to which the Company has granted the Common Shareholders, the Preferred Shareholders and the Series F Holders certain registration rights and a right of first refusal, and the Common Shareholders, the Preferred Shareholders and the Series F Holders have agreed to vote their shares of the Company with respect to the authorized directors of the Company and the election of certain designees to the Company's Board of Directors.

     B. The Company, the Common Shareholders, the Preferred Shareholders and the Series F Holders wish to amend the Rights Agreement in order to provide that the Common Shareholders, the Preferred Shareholders and the Series F Holders will use their best efforts to cause the Company's Board of Directors to consist of six (6) directors.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree to amend certain provisions of the Rights Agreement as set forth below:

          1. Section 4.1 of the Rights Agreement shall be amended and restated to read in full as follows:

"4.1 Agreement.  The Common Shareholders, the Preferred Shareholders and the
     ---------
Series F Holders will use their best efforts to cause the Company's Board of Directors to consist of six directors. Each of the Common Shareholders, the Preferred Shareholders (other than MagneTek, Inc. ("MagneTek")) and the Series F Holders agrees to vote his or its shares of the Company's stock to elect five persons to the Board of Directors, three of whom shall be nominated by the Preferred Shareholders owning a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock taken together (including Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock), and two of whom shall be nominated by Common Shareholders owning a majority of the Company's stock held by the Common Shareholders. The sixth authorized director will be (i) elected by the holders of the Company's Series D Preferred Stock pursuant to the Company's Articles of Incorporation or (ii) nominated pursuant to Section 4.2 (a) below if the conditions to the effectiveness of Section 4.2 (a) pertain."

          2. This Amendment may be executed in multiple counterparts, each of which when so executed shall be deemed an original, and all counterparts shall constitute but one and the same instrument.

          3. Except as amended hereby, the Rights Agreements remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                        POWER INTEGRATIONS, INC.

                                        By:____________________________________
                                               (Please print or type)

                                        Title:_________________________________
                                                  (Please print or type)

                                        Signature:_____________________________

                             AMENDMENT NUMBER 2 TO
                  FIFTH AMENDED AND RESTATED RIGHTS AGREEMENT

     THIS AMENDMENT NUMBER 2 (the "Amendment") is dated as of September 9, 1997, to the Fifth Amended and Restated Rights Agreement dated as of April 27, 1995, as amended by Amendment Number 1 to Fifth Amended and Restated Rights Agreement dated August 22, 1995 (the "Rights Agreement"), by and among Power Integrations, Inc., a California corporation (the "Company"), and the undersigned Holders. Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the Rights Agreement.

                                   RECITALS

     A. The Company and the Holders are parties to the Rights Agreement pursuant to which the Company has granted the Holders, among other things, certain registration rights.

     B. The Company is currently contemplating filing a registration statement on Form S-1 in order to register shares of its Common Stock (the "Offering"). Hambrecht & Quist LLC, Montgomery Securities and Robertson, Stephens & Company LLC have agreed to act as managing underwriters (the "Managing Underwriters") of the Offering.

     C. The Managing Underwriters have requested that each of the Company's shareholders agrees not to sell or otherwise dispose of any stock, or rights to acquire stock (other than those included in the Offering), within one hundred eighty (180) days after the effective date of the Offering.

     D. The Company and the Holders wish to amend the Rights Agreement in order to provide that the Holders agree not to sell any of their Registrable Securities (other than those included in the Offering) for a period of one hundred eighty (180) days after the effective date of the Offering.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto, pursuant to Section 2.15 of the Rights Agreement, agree to amend certain provisions of the Rights Agreement as set forth below:

     1. Section 2.9 of the Rights Agreement shall be amended and restated to read in full as follows:

"2.9  Lockup Agreement.  In consideration for the Company agreeing to its
      ----------------
obligations under this Section 2, each Holder agrees in connection with the initial registration of the Company's securities, upon the request of the Company or the Underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the written consent of the Company or

Underwriter, as the case may be, for a period of 180 days after the effective date of such registration."

     2. This Amendment may be executed in multiple counterparts, each of which when so executed shall be deemed an original, and all counterparts shall constitute but one and the same instrument.

     3. Except as amended hereby, the Rights Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.


                                             POWER INTEGRATIONS, INC.

                                             By:
                                                ------------------------------


                                             HOLDER:

                                             By:
                                                ------------------------------
                                                   (Please print or type)

                                             Title:
                                                   ---------------------------
                                                     (Please print or type)

                                             Signature:
                                                       -----------------------



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